BDO

Tel: 404-688-6841
Fax: 404-688-1075
www.bdo.com

1100 Peachtree Street NE, Suite 700
Atlanta, GA 30309-4516

June 30, 2014

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on June 25, 2014, to be filed by our former client, Perma-Fix Environmental Services, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

BDO USA, LLP